UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 8-K/A
                                 Current Report

            PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF
                                      1934.

                Date of Report (Date of Earliest event reported):
                                 August 29, 2005

                        Commission file number 000-31735

                          NANOSIGNAL CORPORATION, INC.
             (Exact Name of Registrant as specified in its charter)

             Nevada                                             88-0231200
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                            Identification Number)

                          5440 W Sahara Ave, Suite 206
                    (Address of principal executive offices)

                               Las Vegas, NV 89146
                           (City, State and Zip Code)

                                 (702) 765-9598
                Company's telephone number, including area code

Item 5.02 Change in Management

September 9, 2005--NanoSignal Corporation, Inc, has appointed Judge Kelly Slade as President and CEO effective immediately. James B. Wolfe former President and CEO resigned July 6, 2005. The Board of Directors accepted his resignation subject to naming a replacement. The Board also accepted the resignation of Dr. Lawrence Madoff. Dr. Madoff has jointed to Board of Directors of CRII. The Board also appointed Shay Hansen as Corporate Secretary effective September 1, 2005.

        September 9, 2005               NANOSIGNAL CORPORATION, INC.


                                        By /s/ Rupert Perrin
                                           ------------------
                                           Rupert Perrin, Chairman